Exhibit 99.1

Major League Baseball and Pioneering CBD Brand Charlotte’s Web Strike Groundbreaking Deal

**Major League Baseball and Charlotte’s Web form first CBD sponsorship with a major pro sports league**

DENVER, October 12, 2022 - (TSX: CWEB) (OTCQX: CWBHF) Charlotte's Web Holdings, Inc. ("Charlotte's Web," "CW" or the "Company"), the market leader in hemp-derived CBD products, today jointly announced with Major League Baseball (“MLB”), a first of its kind exclusive multi-year strategic partnership that opens increased CBD visibility to their professional athletes, millions of fans and communities. The rigorous approval process that brought the two legacy brands together fills a major gap in the sports channel for an NSF Certified for Sport® portfolio of CBD products for players and consumers demanding safe, natural options to support recovery, help keep calm under pressure, and help sleep cycles and focus.

Major League Baseball now becomes the first major professional sports league to form a sponsorship agreement with a CBD company. Charlotte’s Web is now the first “Official CBD of Major League Baseball.” In June 2022, MLB officially opened the CBD category for the league and its Clubs allowing sponsorships with CBD companies that are NSF Certified for Sport®.

“As a leader in the CBD category, with products that provide health and wellness benefits, Charlotte’s Web is a welcome addition to the MLB family, representing a landmark partnership in baseball and sports,” said Noah Garden, MLB Chief Revenue Officer. “Charlotte’s Web products which receive the NSF Certified for Sport® designation have met the highest safety standards and can be promoted across MLB events and media platforms. We are excited about the possibilities this partnership offers as CBD becomes a more widely adopted part of the health and wellness regimen of our players and fans.”

The partnership celebrates the much-anticipated launch of Charlotte’s WebTM SPORT – Daily Edge, the first broad-spectrum hemp-derived tincture to be Certified for Sport® by NSF, the highly respected global third-party organization that establishes standards for safety, quality, sustainability, and performance and certifies manufacturers and products against them. Leveraging Charlotte’s Web’s scientific research, Current Good Manufacturing Practices (cGMP), and Certified B Corp principles, Daily Edge underwent strict independent testing to uniquely meet MLB’s scientific benchmarks and no-banned substances policy. Daily Edge, which will feature the MLB silhouetted batter logo on its bottle and is the first product launch from the new Charlotte’s WebTM SPORT line, which will also include gummies, topicals, and oral sprays.

“NSF is proud to play a role in this historic next chapter of America’s favorite pastime,” said John Travis, Principal Technical Manager, NSF. “MLB showed great trust in the NSF mark earlier this year when it named NSF Certified for Sport® as the standard CBD brands must meet in order to sponsor MLB and its teams. The Charlotte’s Web and MLB partnership promotes clean sport and closely aligns with NSF’s mission to improve human health worldwide.”

This historic multi-year agreement is the first league-wide partnership for Charlotte’s Web. The partnership makes MLB a strategic partner in Charlotte’s Web’s NSF-Certified for Sport® line and underscores the long-term value opportunity of entering the U.S. CBD market, which topped US$4.7 billion in total sales in 2021*. The inaugural Daily Edge tincture will launch via Charlotte’s Web’s eCommerce platform on Oct. 12, 2022 during the October 2022 Division Series with an exclusive run for the MLB Postseason, and in 2023, the expanded product line will debut in retail sports and health and wellness channels. Through the partnership, Charlotte’s Web will have a premiere brand presence at MLB’s Jewel Events, including All-Star Week, Postseason, and the World Series presented by Capital One through marketing, media, and ballpark activations that connect to the league’s fan base of over 180 million Americans.

“We applaud MLB for being the first-mover in professional sports CBD and are thrilled to welcome their league as a respected strategic partner,” said Jacques Tortoroli, CEO Charlotte’s Web. “Bridging our industry-leading brands with science, innovation, and education, this pioneering partnership validates Charlotte’s Web’s core business principle and founding mission to open access to safe, quality and consistent CBD through our proprietary hemp genetics and industry-forging vision."

Both organizations share a purpose-focused mission and a passion for supporting their communities. They have committed to serving as Corporate Social Responsibility partners and advancing causes that promote quality of life for athletes and fans.

“Nature is the most intelligent and advanced technology system in our world, and when we work with nature for health and innovate through the lens of community care, we can truly redefine what it means to be well as an athlete. This is game-changing, and I am excited by what we can accomplish with the MLB partnership,” said Jared Stanley, Co-Founder, COO Charlotte’s Web.

In consideration for the exclusive marketing and ancillary rights provided to Charlotte’s Web by MLB, Charlotte’s Web (i) will issue 6,119,121 common shares of the Company to MLB, which represents approximately 4% of the outstanding common shares of the Company, (ii) has agreed to certain revenue sharing rights on MLB/Charlotte's Web co-branded products, and (iii) agreed to make certain rights fee payments to MLB through December 31, 2025, as summarized in an 8-K filing under the Company’s profile at www.sec.gov and at www.SEDAR.com.

Charlotte’s Web World Series Sweepstakes

In celebration of MLB’s exciting season and their loyal fans, Charlotte’s Web is awarding one (1) 2022 World Series experience for a Grand Prize winner and guest including game tickets for two (2), airfare, and hotel. No purchase necessary to win. Sweepstakes entry period starts 6:00am MST on 10/12/22 and ends 11:00pm MST on 10/18/2022. Open to legal residents of U.S., 18 +. One (1) prize to be awarded. Odds of winning depend on number of entries received.  Enter online or by mail. Limit one (1) entry per person/email address, regardless of method of entry. Void where prohibited. Restrictions apply; see Official Rules at www.charlottesweb.com/MLB. Sponsor: Charlotte’s Web, Inc.

* Source: 2022 Mid-Year US CBD Report – The Brightfield Group

**Major League Baseball trademarks and copyrights are used with permission of Major League Baseball.

About MLB

Major League Baseball (MLB) is the most historic professional sports league in the United States and consists of 30 member clubs in the U.S. and Canada, representing the highest level of professional baseball. Led by Commissioner Robert D. Manfred, Jr., MLB remains committed to making an impact in the communities of the U.S., Canada and throughout the world, perpetuating the sport's larger role in society and permeating every facet of baseball's business, marketing, community relations and social responsibility endeavors. MLB currently features record levels of competitive balance, continues to expand its global reach through programming and content to fans all over the world, and registered records in games and minutes watched this season on MLB.TV. With the continued success of MLB Network and MLB digital platforms, MLB continues to find innovative ways for its fans to enjoy America's National Pastime and a truly global game. For more information on Major League Baseball, visit www.MLB.com.

About NSF

NSF is an independent, global organization that facilitates standards development, and tests and certifies products for the food, water, health sciences and consumer goods industries to minimize adverse health effects and protect the environment. Founded in 1944, NSF is committed to protecting human health and safety worldwide. With operations in 180 countries, NSF is a Pan American Health Organization/World Health Organization Collaborating Center on Food Safety, Water Quality and Indoor Environment.

About Charlotte's Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products. under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Founded by the seven Stanley Brothers, ignited the CBD industry when they came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring safe, botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include full-spectrum hemp CBD oil tinctures (liquid products), CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs.  Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retailers, over 8,000 health care practitioners, and online through the Company's website at https://www.charlottesweb.com/.

Charlotte's Web's mission is "To unleash the healing powers of botanicals with compassion and science, benefitting the planet and all who live upon it."

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.  Forward-looking information in this press release includes expectations with respect to the launch of the Daily Edge oil tincture, the launch of CW’s expanded line of retail sports and health and wellness, and CW and MLB fulfilling the terms of the sponsorship agreement, including the MLB silhouetted batter logo on CW-MLB co-branded products, CW brand presence at certain MLB events and the consideration payable by CW to MLB under the sponsorship agreement.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Charlotte’s Web Media: Media@CharlottesWeb.com

Charlotte’s Web Investors: Cory Pala, IR@CharlottesWeb.com

MLB: Matt Bourne, matt.bourne@mlb.com

NSF: Media@nsf.org